Exhibit 10.36
ASSIGNMENT OF LIMITED PARTNERSHIP UNITS
     THIS ASSIGNMENT OF LIMITED PARTNERSHIP UNITS (this “Assignment”) dated as of January 25, 2012 (the “Effective Date”), is made by and among J. HORD ARMSTRONG, III, an individual residing in the State of Missouri (“Assignor”), and ARMSTRONG RESOURCE PARTNERS, L.P, a Delaware limited partnership (“Assignee”);
W I T N E S S E T H:
     WHEREAS, Assignor and Assignee have entered into that certain Restricted Unit Award Agreement dated October 1, 2011 (the “Award Agreement”); and
     WHEREAS, pursuant to the Award Agreement, Assignor agreed to deliver to Assignee that number (or fraction thereof) of Restricted Units necessary to satisfy the obligations of Assignor under subparagraph 5(a) of the Award Agreement to Assignee; and
     WHEREAS, the total number of Restricted Units necessary to satisfy such obligations set forth in the foregoing paragraph is 9,405 Restricted Units (the “Assigned Units”); and
     WHEREAS, in exchange for the assignment of the Assigned Units herein, Assignee has previously agreed to pay any federal, state or local taxes arising from the Award Agreement, the total amount of which has been determined to be equal to $1,288,485.00 (the “Tax Liability”); and
     WHEREAS, capitalized terms used herein and not otherwise defined shall have those meanings assigned to them in the Amended and Restated Agreement of Limited Partnership dated October 1, 2011 and the Award Agreement;
     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:
     1. Assignment. Subject to the terms and conditions hereof, Assignor hereby transfers and assigns the Assigned Units to Assignee, effective as of the Effective Date, together with all rights and obligations pertaining thereto, in exchange for the payment or reimbursement of the Tax Liability set forth above.
     2. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, legal representatives, successors and assigns.
     3. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the Effective Date.

ASSIGNOR:
/s/ J. Hord Armstrong, III
J. HORD ARMSTRONG, III

ASSIGNEE: ARMSTRONG RESOURCE PARTNERS, L.P.

By:	ELK CREEK GP, LLC, as General Partner

	By:	/s/ Martin D. Wilson
Name: Martin D. Wilson, President

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